                                         THE COMPANIES LAW (2004 REVISION)

                                             COMPANY LIMITED BY SHARES

                                             MEMORANDUM OF ASSOCIATION

                                                        OF

                                                   RAF FUND LTD.

     1. The name of the Company is RAF Fund Ltd.

     2. The registered  office of the Company shall be at the offices of M and C
Corporate Services Limited,  Ugland House, South Church Street,  P.O. Box 309GT,
George Town, Grand Cayman, Cayman Islands,  British West Indies or at such other place as the Directors may from time to time decide.

     3. The objects for which the Company is established  are  unrestricted  and shall include, but without limitation, the following:

     (i) (a) To carry on the business of an  investment  company and to acquire, invest  in and  hold by way of  investment,  sell and  deal in  commodities  and interests therein including futures  contracts,  options and forward  contracts, shares, stocks, call options, put options,  debenture stock, bonds, obligations, certificates of deposit,  bills of exchange and securities of all kinds created, issued or guaranteed by any government,  sovereign, ruler, commissioner,  public body or authority,  supreme,  municipal,  local or otherwise, in any part of the world, or by any company, bank, association or partnership, whether with limited or unlimited  liability,  constituted or carrying on business in any part of the world,  units of or  participations  in any unit trust  scheme,  mutual  fund or collective investment scheme in any part of the world, policies of assurance and any rights and interests to or in any of the foregoing, and from time to time to sell, deal in, exchange, vary or dispose of any of the foregoing.

     (b) To acquire any such commodities and interests therein,  shares, stocks, call options,  put options,  debentures,  debenture stock,  bonds,  obligations, certificates of deposit, bills of exchange,  securities,  units, participations, policies of assurance,  rights or interests aforesaid by original  subscription, tender,  purchase,  exchange  or  otherwise,  to  subscribe  for the same either conditionally or otherwise,  to enter into  underwriting  and similar  contracts with respect thereto and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

     (c) To receive  moneys on  deposit or loan and to borrow or raise  money in any currency  with or without  security  and to secure or discharge  any debt or obligation  of or binding on the  Company  in any manner and in  particular  but without limitation by entering into repurchase and reverse repurchase agreements and the issue of debentures,  notes or bonds, and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien against the whole or any part of the  Company's  property  or  assets  (whether  present  or  future)
including its uncalled capital.

     (d) To advance,  deposit or lend money,  securities  and/or  property to or with such  persons,  and on such terms as may seem  expedient,  and to discount, buy, sell and deal in bills,  notes,  warrants,  coupons and other negotiable or transferable securities or documents.

     (e) To act as  promoters  and  entrepreneurs  and to carry on  business  as financiers, capitalists, concessionaires,  merchants, brokers, traders, dealers, agents,  importers  and  exporters and to undertake and carry on and execute all kinds of  investment,  financial,  commercial,  mercantile,  trading  and  other operations.

     (ii) To  exercise  and  enforce  all  rights  and  powers  conferred  by or incidental  to  the  ownership  of  any  shares,  stock,  obligations  or  other securities including,  without prejudice to the generality of the foregoing, all such powers of veto or control as may be  conferred  by virtue of the holding by the Company of some special  proportion of the issued or nominal amount thereof, to provide managerial and other executive,  supervisory and consultant  services for or in relation  to any  company in which the  Company to sell is  interested upon such terms as may be thought fit.

     (iii) To purchase or otherwise acquire, sell, exchange,  surrender,  lease, mortgage,  charge,  convert, turn to account,  dispose of and deal with real and personal  property  and  rights  of all kinds  and,  in  particular,  mortgages,
debentures,  produce,  concessions,   options,  contracts,  patents,  annuities,
licences,  stocks,  shares,  bonds,  policies,  book debts,  business  concerns, undertakings, claims, privileges and choses in action of all kinds.

     (iv) To subscribe for,  conditionally  or  unconditionally,  to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and  securities  of  all  kinds  and to  enter  into  partnership  or  into  any arrangement for sharing profits,  reciprocal concessions or cooperation with any person or company and to promote and aid in promoting,  to  constitute,  form or organise any company,  syndicate or  partnership of any kind, for the purpose of acquiring  and  undertaking  any property and  liabilities  of the Company or of advancing,  directly or indirectly,  the objects of the Company or for any other purpose which the Company may think expedient.

     (v) To stand surety for or to guarantee,  support or secure the performance of all or any of the  obligations of any person,  firm or company whether or not related or  affiliated  to the  Company in any  manner and  whether by  personal covenant  or by  mortgage,  charge  or lien  upon  the  whole or any part of the undertaking,  property  and assets of the  Company,  both  present  and  future, including  its  uncalled  capital or by any such  method and  whether or not the
Company shall receive valuable consideration therefor.

     (vi)  To  engage  in or  carry  on any  other  lawful  trade,  business  or enterprise  which may at any time appear to the Directors of the Company capable of being  conveniently  carried on in conjunction with any of the aforementioned businesses  or  activities  or which may appear to the  Directors or the Company likely to be profitable to the Company. In the interpretation of this Memorandum of  Association  in  general,  and of this  Clause 3 in  particular,  no object, business or power  specified  or  mentioned  shall be limited or  restricted  by reference to or inference from any other object,  business or power, or the name of the Company,  or by the  juxtaposition of two or more objects,  businesses or powers and in the event of any  ambiguity  in this clause or  elsewhere  in this
Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects,  businesses and powers of and exercisable by the Company.

     4. Except as prohibited  or limited by the  Companies Law (2004  Revision), the  Company  shall  have full power and  authority  to carry out any object and shall have and be capable of from time to time and at all times  exercising  any and all of the powers at any time or from time to time  exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent,  contractor or otherwise,  whatever may be considered by it necessary for the  attainment  of its objects and  whatever  else may be  considered  by it as incidental or conducive thereto or consequential thereon, including, but without in any way  restricting  the generality of the foregoing,  the power to make any alterations or amendments to this  Memorandum of Association and the Articles of
Association of the Company considered  necessary or convenient in the manner set out in the Articles of  Association  of the Company,  and the power to do any of the following acts or things,  viz: to pay all expenses of and incidental to the promotion,  formation and incorporation of the Company;  to register the Company to do business in any jurisdiction other than the Cayman Islands; to sell, lease or dispose of any  property of the  Company;  to draw,  make,  accept,  endorse, discount,  execute and issue promissory  notes,  debentures,  bills of exchange, bills of lading, warrants and other negotiable or transferable  instruments;  to lend money or other assets and to act as guarantor;  to borrow or raise money on the security of the  undertaking  or on all or any of the assets of the Company, including uncalled capital, or without security; to invest monies of the Company in such manner as the Directors may determine;  to promote other  companies;  to sell the  undertaking  of the  Company for cash or any other  consideration;  to distribute  assets in specie to members of the Company;  to make  charitable  or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to  Directors,  officers,  employees,  past or  present  and  their families;  to carry on any trade or business  and  generally  to do all acts and things  which,  in  the  opinion  of  the  Company  or  the  Directors,  may  be conveniently,  profitably  or  usefully  acquired  and dealt  with,  carried on, executed  or done by the  Company  in  connection  with the  business  aforesaid
PROVIDED THAT the Company shall only carry on the businesses for which a licence is required  under the laws of the Cayman  Islands  when so  licensed  under the terms of such laws.

     5. The  liability of each member is limited to the amount from time to time unpaid on such member's shares.

     6. The authorised share capital of the Company is US$50,000.00 divided into
5,000,000  Participating  Shares of  US$0.01  par value  each with power for the
Company, insofar as is permitted by law, to redeem or purchase any of its shares and to  increase or reduce the said  capital  subject to the  provisions  of the
Companies Law (2004  Revision) and the Articles of Association  and to issue any part of its capital,  whether original,  redeemed or increased,  with or without any preference,  priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares,  whether declared to be  preference  or  otherwise,  shall be subject  to the powers  hereinbefore contained.

     7. If the Company is registered as exempted, its operations will be carried on  subject  to  the  provisions  of  Section  193 of the  Companies  Law  (2004
Revision).

     WE, the  subscriber to this  Memorandum of  Association,  wish to be formed into a company pursuant to this Memorandum of Association,  and we agree to take the number of shares shown opposite our name.

DATED this 30th day of May 2006.

SIGNATURE and ADDRESS OF SUBSCRIBER                    NUMBER OF SHARES TAKEN
M and C Corporate Services Limited                               One
of PO Box 309GT, Ugland House
South Church Street, George Town,
Grand Cayman, Cayman Islands
acting by:

/s/ Christina Bodden
Christina Bodden

/s/ Sharon Williams
Sharon Williams

____________________
Witness to the above signatures

     I, Joy A. Rankine  Asst.  Registrar  of  Companies  in and for the  Cayman
Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 30th day of May 2006.

         /s/ Joy A. Rankine

         ASST. REGISTRAR OF COMPANIES

                                         THE COMPANIES LAW (2004 REVISION)

                                             COMPANY LIMITED BY SHARES

                                              ARTICLES OF ASSOCIATION

                                                        OF

                                                   RAF FUND LTD.

                                                  INTERPRETATION

     1. In these  Articles  Table A in the First  Schedule to the  Companies Law
(2004  Revision) does not apply and the following  words and  expressions  shall bear the  meanings  set out  below,  if not  inconsistent  with the  subject  or context:

     "the Administrator"  means such person,  firm or corporation  appointed and for the time being acting as administrator of the Company.

     "Articles"  means these articles of association as originally  framed or as from time to time altered by Special Resolution.

     "Auditor" means the auditor or auditors for the time being of the Company.

     "Business Day" means,  unless otherwise resolved by the Directors, any day that banks are open for business in New York and the Islands.

     "the Company" means the above named company.

     "the Custodian"  means such person,  firm or corporation  appointed and for the time being acting as custodian of the Company's assets.

     "Directors" means the directors of the Company for the time being.

     "dollars"  or $ refer to the  dollar  currency  of the  United  States  and references to "cents" or c shall be construed accordingly.

     "Eligible   Investor"   means  a  person  who  is  eligible  to  invest  in
Participating  Shares in accordance with the eligibility criteria adopted by the
Directors from time to time.

     "Extraordinary Resolution" has the meaning specified in Article 14.

     "fiscal charges"  includes stamp duty and any other  governmental  taxes or charges.

     "Investment  Manager" means such person, firm or corporation  appointed and for the time being acting as the investment manager of all or a substantial part of the Company's assets.

     "the Islands" means the Cayman Islands.

     "the  Law" means the  Companies  Law (2004  Revision)  of the  Cayman
Islands and every statutory  modification  or re-enactment  thereof for the time being in force.

     "may" shall be construed as permissive.

     "Net Asset Value" when used with  reference to a  Participating  Share of a particular  series means the value calculated in accordance with the provisions of Article 35.

     "notice" means written notice unless otherwise specifically stated.

     "Participating Share" means a redeemable participating share in the capital of the Company of $0.01 nominal value issued  subject to and in accordance  with the  provisions  of Section 37 of the Law and of these  Articles  and having the rights  provided  for under  these  Articles.  Such  shares may be divided  into different  classes,  and each class may be further divided into different series of shares  (referred to in these Articles as a "series",  which expression shall also include a class if such class has not been further divided into series), in the  discretion  of the  Directors in  accordance  with Article  9(1).  In these
Articles,  except when referred to under their separate  classes or series,  the term "Participating  Shares" shall mean all classes and all series of each class of such shares.

     "Redemption  Date" means the last Business Day of each month and such other or  additional  dates as the  Directors  shall  from time to time  determine  in relation to any class or any series within such class.

     "the Register of Shareholders"  means the register maintained in accordance with Article 24 and  includes,  except where  otherwise  stated,  any  duplicate
Register of Shareholders.

     "the  Seal"  means  the  common  seal of the  Company  and  includes  every duplicate seal.

     "Secretary" shall include a temporary or assistant secretary and any person appointed by the Directors to perform any of the duties of the Secretary; and in the event of two or more persons being appointed as joint  Secretaries means any one or more of the persons so appointed.

     "Separate  Accounts" means separate accounts  maintained in accordance with
Article  9(4) which shall,  for  accounting  purposes,  be  segregated  and kept separate  for each  series  of  Participating  Shares to which  the  assets  and liabilities and income and expenditures attributable or allocated to such series shall be applied or charged.

     "shall" shall be construed as imperative.

     "Shareholder"  means any person  registered in the Register of Shareholders as the holder of shares of the  Company  and,  when two or more  persons  are so registered as joint holders of shares,  means the person whose name stands first in the Register of Shareholders as one of such joint holders.

     "signed"  includes a signature or  representation of a signature affixed by mechanical means.

     "Special  Resolution"  has the same meaning as set out in Section 60 of the
Law, and includes a unanimous written resolution.

     "United  States" or "U.S." means the United States of America,  its states, territories and possessions, and the District of Columbia.

     "Valuation Date" means each Business Day and such other or additional dates as the Directors shall from time to time determine in relation to  Participating
Shares of any class or any series within such class.

     "in writing" and "written"  includes  printing,  lithography,  photography,
e-mail and other modes of representing or reproducing words in permanent visible form.

     2. (1) In these  Articles,  unless  there be  something  in the  subject or context inconsistent with such construction:

     (a) words  importing  the  plural  number  shall be deemed to  include  the singular  number and words  importing  the  singular  number  shall be deemed to include the plural number;

     (b) words importing the masculine gender only include the feminine gender;

     (c) words importing  persons include companies or associations or bodies of persons, whether corporate or unincorporate; and

     (d)  reference  to   enactments   shall   include  any   modifications   or
re-enactments thereof for the time being in force.

     (2) The headings are intended for convenience only and shall not affect the construction of these Articles.

                                                    PRELIMINARY

     3.  The  preliminary  expenses  incurred  in  forming  the  Company  and in connection with the initial issue of Participating  Shares of the Company may be amortised  over such period as the  Directors  shall  determine and shall in the accounts of the Company be charged  against  income and/or capital as determined by the Directors.

     4. Any branch or kind of business which the Company is either  expressly or by  implication  authorised  to undertake  may be undertaken by the Directors at such time or times as they shall think fit,  and further may be suffered by them to be in  abeyance,  whether  such  branch  or kind of  business  may have  been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

                                         SITUATIONS OF OFFICES OF COMPANY

     5. (1) The registered office of the Company shall be at such address in the
Islands as the Directors shall from time to time determine.

     (2) The Company,  in addition to its registered  office,  may establish and maintain  such other office or offices in the  Islands  or elsewhere as the
Directors may from time to time determine.

                                                   SHARE CAPITAL

     6. The  authorised  share  capital of the Company is $50,000  divided  into
5,000,000 Participating Shares of $0.01 par value each.

     7.  (1)  Subject  to the  provisions  of the  Law  and  the  Memorandum  of
Association,   the  Company  may   purchase  its  own  shares,   including   any
Participating  Shares,  provided  that the  manner of  purchase  has first  been authorised by a resolution of the Company, and may make payment therefor (or for any redemption) in any manner authorised by the Law, including out of capital.

     (2)   Notwithstanding   any  other   provision  of  these   Articles,   the
Participating Share subscribed for by the subscriber to the Company's Memorandum of Association  shall be issued at par and, subject to the provisions of Section
37 of the  Law,  shall  be  purchased  by the  Company  at  par  out of  capital immediately upon the issue of further Participating Shares pursuant to Article 9 below.

                                                     SERVICE PROVIDERS

     8.  (1) In  order  that  the  Company's  investment  assets  be  fully  and effectively  managed,  the Directors may cause the  appointment of an Investment
Manager to be responsible for the management of the Company's investment assets, whether on a fully discretionary basis or otherwise;  any such appointment being upon such terms and conditions  (including the right of remuneration  payable by the Company) and with such powers of delegation  and such  restrictions  as they think fit.

     (2) The Directors may also cause the appointment of an Administrator of the
Company's  affairs to be  responsible  for the  maintenance  of the  Register of
Shareholders  and to otherwise  perform  such other duties and  functions as the
Directors may deem  appropriate;  any such appointment being otherwise upon such terms  and  conditions  (including  the  right of  remuneration  payable  by the
Company) and with such powers of delegation and such  restrictions as they think fit.

     (3) The  Directors  may also cause the  appointment  of a  Custodian  to be responsible  for the safe  custody of the assets of the  Company  and to perform such other duties and functions as the Directors may deem appropriate;  any such appointment being otherwise upon such terms and conditions  (including the right of  remuneration  payable by the Company) and with such powers of delegation and such restrictions as they think fit.

     (4) The  Directors  may also  appoint such other  service  providers to the
Company as they deem  appropriate and may confer upon any such service  provider any of the  functions,  duties,  power and  discretions  exercisable  by them as
Directors upon such terms and conditions as they think fit. Without limiting the generality of the foregoing, such service providers may include placement agents and brokers.

                                               PARTICIPATING SHARES

     9. (1) On or before the allotment of any Participating Share, the Directors
(or the Administrator on their behalf) shall resolve the class and series within the class to which such Participating Share shall be designated. Each class, and each  series  within a class,  of  Participating  Shares  shall be  specifically identified.  Any such  designation  made by or on behalf of the Directors may be cancelled by subsequent  resolution of the  Directors (or the  Administrator  on their behalf),  and such share shall after such  redesignation  be available for allotment  and  issue as a part of any other  class or  series of  Participating
Shares,  and subject to the foregoing may be  subsequently  redesignated in like manner.  Except as otherwise determined by the Directors and subject as provided herein, the Company, on receipt by it or its authorised agents of an application in such form as the  Directors  may from time to time  determine,  may allot and issue  Participating  Shares of any series of any class.  The  Directors  may in their discretion refuse to allot and issue any Participating  Shares,  and shall not issue any Participating  Shares to or for the account of a person who is not an Eligible Investor. The Directors may determine both the period or periods (if any)  after  which the  shares of any class or series  within  such class may be redeemed, and the period or periods (if any) after which the shares of any class or series within such class shall be redeemed.

     (2) No contract note in respect of any allotment of Participating Shares in the Company shall be issued and no Participating  Shares in the Company shall be issued  unless the  Company is in  receipt of value in cleared  funds,  provided always that the Directors may permit Participating Shares to be paid for in kind by the  vesting of assets in the  Company  having a value as  determined  by the
Investment  Manager  at least  equal  to the  issue  price of the  Participating
Shares.

     (3) The following  provisions  shall apply in connection  with the issue of
Participating Shares pursuant to the preceding paragraphs of this Article:

     (a) No  Participating  Shares shall be allotted or issued (except those for which  applications  have been previously  received and accepted by the Company)
during any periods when the  determination  of prices is  suspended  pursuant to paragraph (2) of Article 35 hereof;

     (b) The Directors may require any applicant for Participating Shares to pay to the  Company  such sum as may be  necessary  to round the issue  price of the
Participating  Shares up to the nearest  incremental amount as the Directors may determine.  The Directors  may also require an applicant  for any  Participating
Shares  of any  series  of any  class to pay to the  Company  or to  introducing brokers,  placement agents or any such other specified persons or to the Company for the benefit of the Company or introducing  brokers,  placement agents or any such other specified persons such portfolio acquisition, admission, sales charge or placement or  underwriting  fee as may be  disclosed to such  applicant.  The
Directors may differentiate between applicants as to the amount of such charges;

     (c) The Directors may issue Participating  Shares on terms that the persons to whom they are  issued  shall bear any fiscal  charges  which may be  incurred outside the Islands;

     (d) The  price at which  the first  issue of  Participating  Shares of each series of each  class  shall be  effected  and the time of such  issue  shall be determined by the  Directors.  Thereafter,  Participating  Shares of an existing series may be  allotted  and issued from time to time in the  discretion  of the
Directors,  provided that such additional Participating Shares are issued at not less than the then current Net Asset Value per  Participating  Share of the same series.

     (e) Subject to receipt of any necessary  governmental  consents (and unless payment  is being  made in kind),  payment  for the  shares of any series of any class shall be made in such  currency at such time and in such place and to such person  on  behalf  of the  Company  as the  Directors  may  from  time  to time determine.

     (f) Fractional shares shall be permitted.

     (g) The holder of a Participating Share shall have the right, in respect of such share,  to receive  notice of, attend at and vote as a  shareholder  of the
Company at any general meeting of the Company.

     (h) The minimum subscription for Participating  Shares,  whether in respect of the  initial  subscription  by an  investor  or in respect of any  additional subscription  by  such  investor,  shall  be  such  amount,  if  any,  as may be determined by the Directors, and the Directors may differentiate between classes
(and between series within a class) as to such minimum subscription amounts.

     (4) The Directors (or the  Administrator on their behalf) shall establish a
Separate  Account for each series  within  each class of  Participating  Shares, which  Separate  Account  shall be  designated  by  reference  to such series of
Participating Shares, and the following provisions shall apply thereto:

     (a)  the  proceeds   from  the  allotment  and  issue  of  each  series  of
Participating  Shares  shall  be  applied  in the  books of the  Company  to the
Separate  Account  established  for that  series  of  Participating  Shares  and designated  by  reference to it, and the assets and  liabilities  and income and expenditure  attributable  thereto  shall be  applied to such  Separate  Account subject to the provisions of this Article 9(4);

     (b)  where  any  asset is  derived  from  another  asset  (whether  cash or otherwise),  such derivative  asset shall be applied in the books of the Company to the same Separate Account as the asset from which it was derived, and on each revaluation of an asset, the increase or diminution in value shall be applied to the relevant Separate Account;

     (c) in the case of any  asset of the  Company  which the  Directors  do not consider is attributable to a particular  Separate Account or Separate Accounts, the Directors shall have discretion, subject to the approval of the Auditors, to determine  the basis  upon which any such asset  shall be  allocated  between or among (all or less than all of the) Separate  Accounts,  and the Directors shall have  power at any time and from time to time,  subject to the  approval  of the
Auditors,  to vary such basis;  PROVIDED THAT the approval of the Auditors shall not be  required in any case where the asset is  allocated  between or among all the Separate  Accounts pro rata to the  aggregate Net Asset Values of the series of Participating Shares to which they relate;

     (d) the  Directors  shall have  discretion,  subject to the approval of the
Auditors,  to determine  the basis upon which any  liability  shall be allocated between  or among  Separate  Accounts  (including  conditions  as to  subsequent reallocations  thereof if circumstances so permit),  and shall have power at any time and from time to time,  subject to the  approval of the  Auditors,  to vary such basis;  PROVIDED THAT the approval of the Auditors shall not be required in any case where a liability  is  allocated  to the  Separate  Account or Separate
Accounts to which in the Directors'  opinion it relates or, if in the Directors'
opinion  it does not  relate to any  particular  Separate  Account  or  Separate
Accounts,  between or among all the Separate  Accounts pro rata to the aggregate
Net Asset Values of the series of Participating Shares to which they relate;

     (e) subject to the approval of the Auditors, the Directors may in the books of the Company transfer any assets to and from Separate Accounts if, as a result of a  creditor  proceeding  against  certain  of the  assets of the  Company  or otherwise,  a liability would be borne in a different  manner from that in which it  would  have  been  borne  under  paragraph  (d)  above,  or in  any  similar circumstances.

     10. No shares in the capital of the Company  shall be issued  other than as
Participating Shares.

     11. Subject to the  provisions of these  Articles and without  prejudice to any special rights for the time being  conferred on the holders of any series or class of shares (which  special  rights shall not be varied or abrogated  except with such consent or sanction as is provided by Article 14 hereof), any share in the  capital of the Company may be issued  with or have  attached  thereto  such preferred,  deferred or other special rights,  or such  restrictions  whether in regard to dividends,  return of capital,  voting or otherwise as the Company may from time to time by Special Resolution determine.

     12.  Subject as herein  provided,  all shares in the capital of the Company for the time being unissued shall be under the control of the Directors, who may allot and dispose of or grant  options  over the same to such  persons,  on such terms and in such  manner  as they may think  fit.  The  Directors  may in their absolute discretion refuse to accept any application for shares.

     13. The Company may on any issue of shares pay such brokerage or commission as may be lawful.

     14. The rights  attached  to any class  (unless  otherwise  provided by the terms of issue of the shares of that class)  may,  whether or not the Company is being  wound-up,  be varied with the consent in writing of the holders of 75% by
Net Asset Value of the issued  shares of that class,  or with the  sanction of a resolution  passed by the holders of 75% by Net Asset Value of the issued shares of that class at a general  meeting of the  holders of the shares of that class.
For such  purposes the  Directors may treat all series of a class as forming one class or certain or all series of certain or all classes of Participating Shares as forming one class if they  consider  that all such series or classes would be affected in the same way by the proposals under consideration,  but in any other case shall  treat them as separate  classes.  At all  meetings  pursuant to this
Article 14 and at all general  meetings of the Company,  the  respective  voting rights of each share of each series  voting  thereat shall be based upon the Net
Asset  Value of each such  share and not on the basis of one vote for each share held;  provided that all resolutions for the removal or appointment of Directors shall  require a  resolution  to be passed by a majority  of votes cast and each holder of Participating  Shares shall in respect of any such resolution have one vote irrespective of the number or series of shares held (any such resolution an
"Extraordinary Resolution").

     15. The rights attached to any series or class of the Participating  Shares shall be deemed to be varied by any  variation of the rights  attached to shares of any other series or class only if such variation affects the former series or class (as conclusively  determined by the Directors) or by the creation or issue of any shares other than Participating Shares.

     16. Subject to the provisions of Article 15, the rights  conferred upon the holders of the  shares of any series or class  issued  with  preferred  or other rights shall not, unless otherwise  expressly  provided by the terms of issue of the shares of that  series or class,  be deemed to be varied by the  creation or issue of further shares ranking pari passu therewith.

     17. No person shall be  recognised by the Company as holding any share upon any trust,  and the Company  shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as is otherwise  provided by these
Articles or the Law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

     18.  (1) If two or more  persons  are  registered  as joint  holders of any shares,  then any one of such joint  holders  may give  effectual  receipts  for moneys payable in respect of the shares held by them as joint holders.

     (2) The Company  shall not be bound to register  more than four  persons as the  joint  holders  of any  share,  except  as the  Directors  may by  specific resolution determine.

     19. The Company shall maintain a register of its Shareholders in accordance with Article 24.  Certificates may be issued in respect of shares of the Company in the discretion of the Directors and, if issued,  shall be in such form as the
Directors or the Administrator may approve.

                                                  LIEN ON SHARES

     20. The  Company  shall have a first and  paramount  lien and charge on all shares  (whether  fully paid-up or not)  registered in the name of a Shareholder
(whether  solely  or  jointly  with  others)  for  all  debts,   liabilities  or
engagements to or with the Company  (whether  presently  payable or not) by such
Shareholder  or his  estate,  either  alone or  jointly  with any other  person, whether a  Shareholder  or not,  but the  Directors  may at any time declare any share to be wholly or in part exempt from the  provisions of this  Article.  The registration  of a transfer of any such share  shall  operate as a waiver of the
Company's  lien (if any) thereon.  The Company's  lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

     21. The  Company may sell in such manner as the  Directors  think fit,  any shares on which the Company  has a lien,  but no sale shall be made unless a sum in  respect  of which  the lien  exists  is  presently  payable,  nor  until the expiration  of fourteen  days after a notice in writing  stating  and  demanding payment of such part of the  amount in  respect  of which the lien  exists as is presently  payable,  has been given to the registered  holder or holders for the time being of the  shares,  or the  person,  of which the  Company  has  notice, entitled thereto by reason of the death or bankruptcy of such holder or holders.

     22. To give  effect to any such sale,  the  Directors  may  authorise  some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the  application of the purchase  money,  nor shall his title to the shares be affected by any  irregularity  or  invalidity  in the proceedings in reference to the sale.

     23. The  proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien  exists as is presently  payable and the residue,  if any,  shall  (subject to a like lien for sums not  presently  payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                             REGISTER OF SHAREHOLDERS

     24. (1) The Administrator  shall keep or cause to be kept at the registered office of the  Company or such other  place (in or outside  the  Islands) as may from time to time be  determined  by the  Directors a Register  of  Shareholders containing such particulars  relating to each  Shareholder as the  Administrator may deem appropriate provided that the following particulars are recorded:

     (a) the name and address of each Shareholder,  a statement of the shares of each  series  and  class  held by him and of the  amount  paid or  agreed  to be considered as paid on such shares;

     (b) the  date on  which  each  person  was  entered  in the  register  as a
Shareholder;

     (c) the date on which any person ceased to be a Shareholder.

     (2) The Register of Shareholders  shall be kept in such a manner as to show at all times the  Shareholders  of the Company for the time being and the shares respectively held by them.

     (3) The Company may, after giving fifteen days notice to the  Shareholders, close the Register of  Shareholders  for any time or times not  exceeding in the whole thirty days in each year.

                                                TRANSFER OF SHARES

     25. Subject to the provisions of these  Articles,  shares in the capital of the Company shall be  transferable  by a transfer in any usual or common form in use in the  Islands or in such other  form as the  Directors  shall from time to time  sanction  or allow,  but so that every form of  transfer  shall  relate to shares of one class  only and shall  state the full name and  address  (and,  if required  by the  Directors,  the  nationality  and  country  of  residence  and domicile) of the transferor and of the transferee.

     26.  Instruments of transfer shall be signed by the transferor  (and in the case of partly paid shares by the transferee).

     27. The  transferor of a share shall be deemed to remain the holder of such shares until the same has been  transferred to the transferee in the Register of
Shareholders.

     28. Shares in the capital of the Company may only be  transferred  with the prior  approval of the  Directors,  which  approval  may be given or withheld in their sole discretion.

     29. If the Directors  refuse to register a transfer,  they shall within two months  after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

     30.  Subject  as  aforesaid,   any  shares  shall  be  transferred  on  the
application  of the  transferor or the  transferee on delivery to the Company of the instrument of transfer in compliance with these Articles.

     31. The  Company  shall be entitled  to charge a fee  reflecting  the costs incurred by it on the registration of every probate,  letters of administration, certificate  of  death  or  marriage,  power  of  attorney,  notice  in  lieu of distringas, or other instrument.

                                              TRANSMISSION OF SHARES

     32.  Subject  to  Article  28, in case of the death of a  Shareholder,  the survivor or  survivors  where the  deceased  was a joint  holder,  and the legal personal  representatives  of the deceased where he was a sole holder,  shall be the only persons  recognised  by the Company as having any title to his interest in his shares, but nothing herein contained shall release the estate of any such deceased  holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

     33. (a) Subject to Article 28, any person  becoming  entitled to a share in consequence  of the death or bankruptcy  of a  Shareholder  (or in any other way than by transfer)  may,  upon such evidence  being  produced as may from time to time be required by the Directors  and subject as  hereinafter  provided,  elect either to be registered  himself as holder of the share or to make such transfer of the share to such other  person  nominated by him as the deceased or bankrupt person  could have made and to have such  person  registered  as the  transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend  registration as they would have had in the case of a transfer of the share by that  Shareholder  (before his death or  bankruptcy  or as the case may
be).

     (b) Subject to Article 28, if the person so becoming  entitled  shall elect to be  registered  himself as holder he shall  deliver or send to the  Company a notice in writing signed by him stating that he so elects.

     34. Subject to Article 28, a person becoming  entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer)
shall be entitled to the same  dividends and other  advantages to which he would be entitled if he were the registered holder of the share,  except that he shall not,  before  being  registered  as a  Shareholder  in respect of the share,  be entitled in respect of it to  exercise  any right  conferred  by  membership  in relation to meetings of the Company;  PROVIDED HOWEVER that the Directors may at any time give notice  requiring any such person to elect either to be registered himself or to transfer the share,  and if the notice is not complied with within ninety days the  Directors may  thereafter  withhold  payment of all  dividends, bonuses  or other  monies  payable  in  respect  of the  share  (including  upon voluntary or mandatory  redemption thereof) until the requirements of the notice have been complied with.

                                         DETERMINATION OF NET ASSET VALUE

     35.  (1) The Net Asset  Value of the  Company  will  equal the value of its assets less its liabilities  determined by or at the direction of the Directors.
Net Asset Value for each series of each class of  Participating  Shares shall be determined  separately  by  reference  to the  Separate  Account  designated  by reference to that series of  Participating  Shares and shall be determined by or on behalf of the  Directors as of the close of business on each  Valuation  Date for such series except when determination of prices has been suspended under the provisions of paragraph (2) of this Article 35. Any determination of prices made pursuant to this Article 35 shall be binding on all parties.

     (2) The Directors may temporarily suspend  determination of Net Asset Value
(and hence Net Asset Value per share) and the right of  Shareholders  to require the redemption of Participating Shares in any of the following events:

     (i) when one or more stock  exchanges or markets,  which  provide the basis for valuing a substantial  portion of the assets of the Company,  or when one or more foreign exchange markets in the currency in which a substantial  portion of the assets of the Company is denominated, are closed otherwise than for ordinary holidays or if dealings therein are restricted or suspended;

     (ii) when, as a result of political,  economic, military or monetary events or  any  circumstances  outside  the  responsibility  and  the  control  of  the
Directors,  disposal of the assets of the Company is not  reasonably or normally practicable  without  being  seriously  detrimental  to  the  interests  of  the
Shareholders;

     (iii) in the case of a breakdown in the normal means of communication  used for the valuation of any  investment  of the Company or if, for any reason,  the value  of any  asset  of the  Company  may  not be  determined  as  rapidly  and accurately as required; or

     (iv) if,  as a  result  of  exchange  restrictions  or  other  restrictions affecting  the  transfer  of funds,  transactions  on behalf of the  Company are rendered  impracticable  or if purchases  and sales of the assets of the Company cannot be effected at normal rates of exchange.

     Any such  suspension will take effect at such time as the Directors (or the
Administrator  on their behalf) declare but not later than the close of business on the Business Day next following the declaration and thereafter there shall be
no   determination   of  the  Net  Asset  Value  until  the  Directors  (or  the
Administrator  on their behalf)  declare the suspension to be at an end,  except that the  suspension  shall  terminate in any event on the first Business Day on which (i) the condition giving rise to the suspension shall have ceased to exist and (ii) no other  condition  under which  suspension is authorised  under these
Articles exists.

     Whenever the Directors  (or the  Administrator  on their behalf)  declare a suspension of the  determination of Net Asset Value,  all Shareholders  shall be
notified  in  writing  of  any  such   suspension  (or   reinstatement   of  the
determination  of Net Asset Value  following a suspension  thereof) within seven days of such suspension (or reinstatement).

     (3) The Net Asset Value of a Participating  Share of a particular series as of any Valuation  Date shall be calculated by (i)  aggregating  the value of the assets of the Company attributable to the relevant Separate Account,  converted, if necessary,  into dollars, in each case in accordance with paragraph (7)(c) of
this  Article,   (ii)  deducting   therefrom  the  liabilities  of  the  Company
attributable to the relevant  Separate Account (which shall where appropriate be deemed to accrue from day to day) and (iii)  dividing the  resulting  sum by the number of Participating Shares of the relevant series outstanding.

     (4) The assets of the Company  shall be deemed to comprise  all property of every kind and nature as defined from time to time by the Directors.

     (5) In determining  any value for Net Asset Value  purposes,  the Directors and the  Administrator  shall be entitled to rely on any valuations  provided or attributed to any asset or liability by the  Investment  Manager.  The Directors may delegate to the Investment Manager or the Administrator the determination of
Net  Asset  Value  and  the  Net  Asset  Value  per  Share  of  each  series  of
Participating  Shares.  The assets of the Company  shall be valued in accordance with such policies as the Directors may determine from time to time.

     (6) The liabilities of the Company shall be deemed to comprise;

     (a) all bills and accounts payable;

     (b) all administrative expenses payable and/or accrued;

     (c) all contractual obligations for the payment of money or the acquisition of property;

     (d)  all  provisions  authorised  or  approved  by  the  Directors  or  the
Administrator for taxes or contingencies; and

     (e) all other  liabilities  of the Company of  whatsoever  kind and nature, except  liabilities  represented  by the  outstanding  Participating  Shares and surplus of the Company (subject always to paragraph (7)(b) of this Article).

     (7) For the purpose of this Article 35 and paragraph (2) of Article 36:-

     (a) Participating Shares of the Company for which application has been made shall be deemed to be  outstanding  at the  beginning  of the  Business Day next following the day as at which the issue price therefor shall be determined,  and from that time the price thereof  payable to the Company and not received  shall be deemed to be an asset of the Company,  and any liabilities in connection with the issue thereof shall be deemed to be liabilities of the Company.

     (b)  Participating  Shares of the Company to be redeemed  under  Article 36 hereof  shall be  deemed to be  outstanding  until  and  including  the close of business on the day as at which the redemption  price is  determined,  and after that time until paid the price  thereof shall be deemed to be a liability of the
Company.

     (c) For the  purposes of  calculating  Net Asset  Value of a  Participating
Share,  the value of the  securities and other assets owned or contracted for by the Company, determined in accordance with this Article, shall be converted into dollars at such exchange rates as the Directors consider appropriate.

                                        REDEMPTION OF PARTICIPATING SHARES

     36. (1) Subject to the provisions of the Law and as  hereinafter  provided, and subject always to such further  restrictions  as the Directors may from time to time impose  pursuant to Article 9 (1) upon any class, or any series within a class,  of  Participating  Shares to be  allotted  in  respect  of the period or periods  after which the  redemption  of  Participating  Shares of that class or series may or shall be effected, the Company shall, on receipt by it or its duly authorised  agent of a written  redemption  request from a  Shareholder  for the redemption  of all or any  Participating  Shares of a particular  series held by him, redeem such shares for a redemption  price equal to the Net Asset Value per
Participating  Share of that series  determined  in  accordance  with Article 35 hereof. The Directors may, in relation to any series,  impose  restrictions with respect to minimum redemption amounts and with respect to partial redemptions.

     (2)  Subject  to the  following  provisions  of this  Article 36 and unless otherwise  agreed by the  Directors,  the  redemption  of  Participating  Shares pursuant  hereto shall take effect at the Net Asset Value  calculated  as at the close of  business on the  Redemption  Date which next  follows  receipt of such written  request  provided  such  request is  received  by such  deadline as the
Directors may specify in respect of Participating  Shares of a particular series or class prior to such Redemption Date.

     (3) Subject as in this  Article 36  provided,  a  Shareholder  shall not be entitled to withdraw  his request for  redemption  unless the Board of Directors shall by specific resolution otherwise provide.

     (4) If the right of a Shareholder to have his Participating Shares redeemed is suspended pursuant to Article 35(2) hereof,  such Shareholder may, during the period of suspension,  withdraw his request for redemption. Any withdrawal under the  provisions  of this  paragraph  shall be made in writing  and shall only be effective  if actually  received by the Company  before the  termination  of the period of suspension.  If the request is not so withdrawn, the redemption of the shares shall be made at Net Asset Value  calculated  at the close of business on the Redemption Date next following the end of the suspension.

     37. The Directors (or the  Administrator  on their behalf) may compulsorily redeem all or any part of a Shareholder's  Participating  Shares at any time, in their (or its) sole  discretion,  upon at least five days' prior written notice.
Any such  compulsory  redemption  shall be effected as of the date  specified in such redemption notice at the applicable Net Asset Value per share determined as at that date in  accordance  with Article 35 hereof.  The Directors may likewise
(but without notice) compulsorily redeem some or all of the Participating Shares held by a  Shareholder  in order to give  effect to any  conversion  or  roll-up policy disclosed to Shareholders  whereby  Participating Shares of one series or class  (the  "Old  Shares")  held by a  Shareholder  are,  at the  option of the
Company,  "converted" into Participating  Shares of another series or class (the
"New  Shares") by means of the  redemption  of the Old Shares and the  immediate resubscription of the redemption proceeds in paying up the New Shares.

     38. (1) Payment of the amount due to a Shareholder upon redemption shall be made as soon as reasonably practicable.  Under special circumstances,  including but not  limited  to the  inability  on the  part of the  Company  to  liquidate positions or default or delay in payments due to the Company from brokers, banks or other persons,  payments to Shareholders  whose shares are being redeemed may be delayed.  Further,  the right to obtain  redemption  is  contingent  upon the
Company having  property  sufficient to discharge its liabilities on the date of redemption.  Under certain  circumstances,  the  Investment  Manager may find it advisable to establish a reserve for contingent  liabilities of the Company.  In such event,  the amount  receivable by a Shareholder on redemption of its shares shall be reduced by its  proportionate  share of the  reserve.  All  redemptions shall be subject to provision for liabilities,  reserves for  contingencies  and payment of all accrued fees. The Company also may charge a redeeming Shareholder such  reasonable  legal and bank wire expenses and costs as may be occasioned by his redemption,  which shall be deducted from the redemption proceeds payable to the Shareholder.  The Directors may, in their discretion,  make any distribution in (i) cash,  (ii)  securities  at fair market value or (iii) a  combination  of each.

     (2) Upon the  redemption  of a  Participating  Share  being  effected,  the
Shareholder  shall  cease  to be  entitled  to any  rights  in  respect  thereof
(excepting  always the right to receive the  redemption  amount and any dividend which has been declared in respect of such share prior to such redemption  being effected)  and,  accordingly,  his name shall be removed  from the  Register  of
Shareholders with respect thereto and the Participating Share shall be available for reissue and until  reissue  shall form part of the  unissued  capital of the
Company.

                                           ALTERATIONS OF SHARE CAPITAL

     39. (1) Subject to and insofar as permitted by the  provisions  of the Law, the  Company  may from time to time by  ordinary  resolution  alter or amend the
Memorandum of  Association  otherwise  than with respect to its name and objects and may, without restricting the generality of the foregoing:

     (i)  increase  the share  capital by such sum to be divided  into shares of such amount or without  nominal or par value as the resolution  shall  prescribe and with such rights,  priorities and privileges annexed thereto, as the Company in general meeting may determine.

     (ii)  consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

     (iii)  sub-divide  its  existing  shares  or any of them  into  shares of a smaller  amount than is fixed by the  Memorandum of  Association  or into shares without nominal or par value; and

     (iv) cancel any shares  which at the date of the passing of the  resolution have not been taken or agreed to be taken by any person.

     (2)  All  new  shares  created  hereunder  shall  be  subject  to the  same
provisions   with   reference  to  the  payment  of  calls,   liens,   transfer,
transmission,  forfeiture  and  otherwise  as the shares in the  original  share capital.

     (3)  Subject  to the  provisions  of the Law,  the  Company  may by Special
Resolution change its name or alter its objects.

     (4)  Subject  to the  provisions  of the Law,  the  Company  may by Special
Resolution reduce its share capital or any capital redemption reserve fund.

     (5) Subject to the  provisions of the Law, the Company may by resolution of the Directors change the location of its registered office.

                                                 GENERAL MEETINGS

     40. The Company may, in the discretion of the Directors,  in each year hold a general  meeting  as its  Annual  General  Meeting  in  addition  to any other meeting, if any, in that year.

     41. All general  meetings  (other than Annual  General  Meetings)  shall be called Extraordinary General Meetings.

     42. (1) The  Directors  may whenever  they think fit, and they shall on the requisition  of  Shareholders  holding  at  the  date  of  the  deposit  of  the requisition  not less than  one-tenth by Net Asset Value of the issued shares of the  Company  which as at the date of the  deposit  carry the right of voting at general  meetings of the  Company,  proceed to convene a general  meeting of the
Company.

     (2) The  requisition  must  state the  objects of the  meeting  and must be signed by the  requisitionists  and  deposited at the  registered  office of the
Company, and may consist of several documents in like form each signed by one or more requisitionists.

     (3) If the  Directors  do not within  twenty-one  days from the date of the deposit  of the  requisition  duly  proceed to  convene a general  meeting,  the requisitionists, or any of them representing more than one-half of the total Net
Asset Value of all of them,  may  themselves  convene a general  meeting but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

     (4) A general  meeting  convened as aforesaid by  requisitionists  shall be convened in the manner as nearly as possible  the same as that in which  general meetings are to be convened by Directors.

                                            NOTICE OF GENERAL MEETINGS

     43. At least ten clear days' notice  specifying the place,  the day and the hour of the meeting,  and in case of special business the general nature of such business (and in the case of an Annual General Meeting specifying the meeting as such) shall be given in the manner hereinafter mentioned to such persons as are, under the  provisions of these Articles or the conditions of issue of the shares held by them, entitled to receive notices from the Company.

     44. A general meeting shall,  notwithstanding  that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called with regard to the length of notice if it is so agreed:

     (a) in the case of a meeting  called as the Annual  General  Meeting by all the Shareholders entitled to attend and vote thereat; and

     (b) in the  case of any  other  meeting  by a  majority  in  number  of the
Shareholders  having  a right  to  attend  and vote  thereat,  being a  majority together  holding  not less than 95 per cent by Net Asset Value of the shares in the Company giving that right.

     45. (1) In every notice calling a meeting of the Company or of any class or series  of  Shareholders,  there  shall  appear  with  reasonable  prominence  a statement that a Shareholder  entitled to attend and vote is entitled to appoint one or more  proxies to attend and vote instead of him and that a proxy need not also be a Shareholder.

     (2) The accidental omission to give notice to, or the non-receipt of notice by, any person  entitled to receive notice shall not invalidate the  proceedings at any general meeting.

                                          PROCEEDINGS AT GENERAL MEETINGS

     46.  All  business  shall  be  deemed  special  that  is  transacted  at an
Extraordinary  General  Meeting,  and also all business that is transacted at an
Annual General  Meeting with the exception of declaring or approving the payment of  dividends,  the  consideration  of the  accounts  and balance  sheet and the reports of the Directors and the Auditors, the election of Directors in place of those retiring, and the election of Auditors in place of those retiring, and the appointment and the fixing of the remuneration of the Auditors.

     47. No business shall be transacted at any general  meeting unless a quorum of  Shareholders  is present at the time when the meeting  proceeds to business;
one or more  Shareholders  present in person or by proxy holding at least 25% by
Net Asset Value of the outstanding shares entitled to vote shall be a quorum.

     48.  Subject  and  without  prejudice  to  any  provisions  of the  Law,  a resolution  (including  a  Special  Resolution)  in  writing  (in  one  or  more counterparts)  signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general  meetings (or being  corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

     49. If within half an hour from the time appointed for the meeting a quorum is not present,  the meeting,  if convened upon the requisition of Shareholders, shall be  dissolved  and in any other case it shall stand  adjourned to the same day in the next week at the same time and  place or to such  other  time or such other place as the Directors may  determine,  and if at the adjourned  meeting a quorum  is not  present  within  half an hour  from the time  appointed  for the meeting the Shareholders present shall constitute a quorum.

     50.  The  Chairman,  if any,  of the Board of  Directors  shall  preside as
Chairman  at  every  general  meeting  of the  Company,  or if  there is no such
Chairman,  or if he shall not be present within  fifteen  minutes after the time appointed for the holding of the meeting,  or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

     51. If at any general  meeting no Director is willing to act as Chairman or if no Director is present  within  fifteen  minutes after the time appointed for holding the meeting,  the Shareholders  present shall choose one of their number to be Chairman of the meeting.

     52.  The  Chairman  may,  with the  consent  of any  general  meeting  duly constituted  hereunder,  and shall if so  directed by the  meeting,  adjourn the meeting  from time to time and from  place to place,  but no  business  shall be transacted at any adjourned  meeting other than the business left  unfinished at the meeting from which the  adjournment  took place.  When a general  meeting is adjourned  for thirty days or more,  notice of the  adjourned  meeting  shall be given as in the case of an original  meeting;  save as aforesaid it shall not be necessary  to  give  any  notice  of an  adjournment  or of the  business  to be transacted at an adjourned general meeting.

     53. At any  general  meeting a  resolution  put to the vote of the  meeting shall  be  decided  on a show  of  hands  unless  a poll  is,  before  or on the declaration of the result of the show of hands,  demanded by the Chairman or any other Shareholder present in person or by proxy.

     54.  Unless a poll be so  demanded a  declaration  by the  Chairman  that a resolution has on a show of hands been carried, or carried unanimously,  or by a particular  majority,  or lost,  and an entry to that  effect  in the  Company's
Minute Book  containing  the Minutes of the  proceedings of the meeting shall be conclusive  evidence of that fact without  proof of the number or  proportion of the votes recorded in favour of or against such resolution.

     55. The demand for a poll may be withdrawn.

     56.  Except as provided in Article 58, if a poll is duly  demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the  resolution  of the  general  meeting  at which the poll was demanded.

     57. In the case of an  equality  of votes,  whether on a show hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is  demanded,  shall not be entitled to a second or casting vote.

     58. A poll  demanded  on the  election  of a Chairman  or on a question  of adjournment  shall be taken  forthwith.  A poll  demanded on any other  question shall be taken at such time as the Chairman of the general  meeting  directs and any  business  other  than  that  upon  which a poll  has  been  demanded  or is contingent thereon may be proceeded with pending the taking of the poll.

                                               VOTES OF SHAREHOLDERS

     59.  Subject  to any  special  rights or  restrictions  for the time  being attached to any class or classes or series within a class of shares:

     (a) On a show of hands every  Shareholder who holds a  Participating  Share who is present in person or by proxy shall have one vote;

     (b) On a poll  every  Shareholder  present  in person or by proxy  shall be entitled to vote in respect of each  Participating  Share held by him, the votes attributable  to each such share to be  calculated by reference to the Net Asset
Value thereof, as described in Article 14.

     60. In the case of joint  holders  of  record,  the vote of the  senior who tenders  a vote,  whether  in  person  or by  proxy,  shall be  accepted  to the exclusion  of the  votes  of the  other  joint  holders,  and for  this  purpose seniority  shall be  determined  by the order in which  the  names  stand in the register of Shareholders.

     61. A Shareholder  of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee,  receiver,  curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such  committee,  receiver,  curator  bonis or other  person may vote by proxy.

     62. No Shareholder  shall be entitled to vote at any general meeting unless he is  registered  as a  Shareholder  of the Company on the record date for such meeting nor unless all calls or other sums  presently  payable by him in respect of shares in the Company have been paid.

     63. No objection shall be raised to the  qualification  of any voter except at the general  meeting or adjourned  general meeting at which the vote objected to is given or tendered,  and every vote not disallowed at such general  meeting shall be valid for all purposes.  Any such  objection  made in due time shall be referred to the Chairman of the general  meeting whose  decision  shall be final and conclusive.

     64. On a poll or on a show of hands votes may be given either personally or by proxy.

     65. On a poll, a Shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

     66. The  instrument  appointing  a proxy  shall be in writing  and shall be executed  under the hand of the appointor or of his attorney duly  authorised in writing or, if the appointor is a  corporation,  under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Shareholder.  67.
The instrument appointing a proxy shall be deposited at the registered office of the  Company  or at such other  place as is  specified  for that  purpose in the notice convening the meeting no later than the time for holding the meeting,  or adjourned  meeting,  provided  that  the  Chairman  of  the  meeting  may at his discretion  direct that an instrument of proxy shall be deemed to have been duly deposited  upon receipt of telex or cable  confirmation  from the appointor that the  instrument  of proxy duly  signed is in the course of  transmission  to the
Company.

     68. The  instrument  appointing  a proxy may be in any usual or common form and may be expressed to be for a particular  meeting or any adjournment  thereof or generally until revoked. An instrument  appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

     69. A vote given in  accordance  with the terms of an  instrument  of proxy shall be valid  notwithstanding  the previous death or insanity of the principal or  revocation  of the  proxy or of the  authority  under  which  the  proxy was executed,  or the  transfer of the share in respect of which the proxy is given, provided that no intimation  in writing of such death,  insanity,  revocation or transfer as aforesaid  shall have been received by the Company at its registered office before the commencement of the general meeting,  or adjourned meeting, at which it is sought to use the proxy.

     70. Any corporation which is a Shareholder of record may in accordance with its articles or in the absence of such  provision by resolution of its directors or other  governing  body  authorise  such person as it thinks fit to act as its representative  at any  meeting  of the  Company  or of any  class or  series of
Shareholders,  and the person so  authorised  shall be entitled to exercise  the same powers on behalf of the corporation  which he represents as the corporation could exercise if it were an individual Shareholder of record.

     71.  Shares of its own stock  belonging  to the  Company or held by it in a fiduciary  capacity shall not be voted,  directly or indirectly,  at any meeting and shall not be counted in determining  the total number of outstanding  shares at any given time.

                                                     DIRECTORS

     72. There shall be a Board of Directors  consisting of not less than two or more than ten persons (exclusive of Alternate  Directors)  PROVIDED HOWEVER that the Company may from time to time by ordinary  resolution increase or reduce the limits on the number of Directors.  The first  Directors of the Company shall be determined  in  writing  by  the  subscriber  to  the  Company's  Memorandum  of
Association.

     73. The Directors  shall be entitled to be paid for their general  services to  the  Company.  The  Directors  shall  also  be  entitled  to be  paid  their travelling,  hotel and other  expenses  properly  incurred  by them in going to, attending and returning from meetings of the Directors,  or any committee of the
Directors,  or general meetings of the Company,  or otherwise in connection with the business of the Company.

     74. The  Directors  may by resolution  award  special  remuneration  to any
Director  of the  Company  undertaking  any  special  work or  services  for, or undertaking  any  special  mission  on behalf  of,  the  Company  other than his ordinary  routine  work as a Director.  Any fees paid to a Director  who is also counsel or solicitor to the Company,  or otherwise  serves it in a  professional capacity, shall be in addition to his remuneration as a Director.

     75. A Director or Alternate  Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction  with his office of Director for such period and on such terms as to remuneration  and otherwise as the Directors may determine.

     76. A Director or  Alternate  Director  may act by himself or his firm in a professional  capacity for the Company,  and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or Alternate
Director.

     77. A shareholding  qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no such qualification shall be required.

     78. A Director  or  Alternate  Director  of the  Company may be or become a director or other officer of or be otherwise  interested in any company promoted by the Company or in which the Company may be  interested  as a  shareholder  or otherwise,  and no such Director or Alternate  Director  shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

     79.  No  person  shall be  disqualified  from the  office  of  Director  or
Alternate  Director  or  prevented  by such  office  from  contracting  with the
Company, either as vendor,  purchaser or otherwise,  nor shall any such contract or any  contract or  transaction  entered into by or on behalf of the Company in which any Director or Alternate  Director  shall be in way  interested  be or be liable  to  be  avoided,  nor  shall  any  Director  or  Alternate  Director  so contracting  or being so  interested be liable to account to the Company for any profit  realised by any such contract or  transaction by reason of such Director holding such office or of the fiduciary relation thereby established. A Director
(or his  Alternate  Director  in his  absence)  shall be at  liberty  to vote in respect of any contract or transaction in which he is so interested as aforesaid
PROVIDED  that the  material  facts of the interest of any Director or Alternate
Director in any such  contract or  transaction  shall be disclosed by him or the
Alternate  Director appointed by him in good faith at or prior to the Directors'
consideration  of such contract or transaction  and any vote thereon  (either at such  meeting  or by notice in  writing)  and  provided  that no other  Director objects to the interested Director voting on such matter.

     80. A general notice that a Director or Alternate Director is a shareholder of any  specified  firm or company and is to be regarded  as  interested  in any transaction  with such firm or  company  shall be  sufficient  disclosure  under
Article  79, and after such  general  notice it shall not be  necessary  to give special notice relating to any particular transaction.

                                                ALTERNATE DIRECTORS

     81.  Subject  to the  exception  contained  in Article  87, a Director  who expects to be unable to attend Directors'  meetings because of absence,  illness or otherwise  may appoint any person to be an  Alternate  Director to act in his stead, and such appointee whilst he holds office as an Alternate Director shall, in the event of the absence  therefrom of his  appointor,  be entitled to attend meetings of the  Directors and to vote thereat and to do, in the place and stead of his  appointor,  any other act or thing which his  appointor  is permitted or required  to do by virtue of his being a Director as if the  Alternate  Director were the appointor,  other than  appointment of an Alternate to himself,  and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the  appointee  from office.  Any  appointment  or removal under this
Article  shall be effected by notice in writing  under the hand of the  Director making the same.

                                          POWERS AND DUTIES OF DIRECTORS

     82. The business of the Company  shall be managed by the  Directors who may pay all expenses incurred in promoting,  registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Law, or by these Articles, or such regulations,  being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting,  required to be  exercised  by the Company in general  meeting  PROVIDED  HOWEVER  that no regulation made by the Company in general meeting shall invalidate any prior act of the  Directors  which would have been valid if that  regulation  had not been made.

     83.  The  Directors  may from  time to time and at any  time by  powers  of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors,  to be the attorney or attorneys of the
Company for such purpose and with such powers,  authorities and discretions (not exceeding  those vested in or exercisable by the Directors under these Articles)
and for such period and subject to such  conditions  as they may think fit,  and any such powers of attorney may contain such  provisions  for the protection and convenience  of persons  dealing with any such  attorneys as the  Directors  may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

     84. (1) The  Directors may exercise all the powers of the Company to invest all or any funds of the Company and may sell, vary or transpose such investments as they think fit.

     (2) The  Directors  may from time to time deposit any monies of the Company with any bank or with any other company which receives  deposits of money in the course of its business.

     85. All  cheques,  promissory  notes,  drafts,  bills of exchange and other negotiable  instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted,  endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

                                                    MANAGEMENT

     86. (1) The Directors  may from time to time provide for the  management of the  affairs of the  Company in such  manner as they  shall  think fit,  and the provisions  contained in the three next  following  paragraphs  shall be without prejudice to the general powers conferred by this paragraph.

     (2) The  Directors  from  time to time and at any time  may  establish  any committees,  local boards, managers or agents for managing any of the affairs of the Company and may  appoint  any  persons to be members of such  committees  or local boards or any managers or agents and may fix their remuneration.

     (3) The  Directors  from time to time and at any time may  delegate  to any such committee, local board, manager or agent any of the powers, authorities and discretions  for the time being vested in the  Directors  and may  authorise the members for the time being of any such committee or local board,  or any of such members, to fill up any vacancies therein and to act notwithstanding  vacancies, and any such  appointment or delegation may be made on such terms and subject to such  conditions  as the  Directors may think fit. The Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person  dealing  in good  faith  and  without  notice of any such  annulment  or variation shall be affected thereby.

     (4) Any such  delegates as aforesaid  may be authorised by the Directors to subdelegate  all or any of the powers,  authorities and discretions for the time being vested in them.

                                                MANAGING DIRECTORS

     87. The Directors may, from time to time, appoint one or more of their body
(but not an Alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, commission, or participation in  profits,  or partly in one way and partly in another) as they may think fit, but his appointment  shall be subject to termination ipso facto if he ceases for any cause to be a Director,  and no Alternate  Director appointed by him can act in his stead as a Director or Managing Director.

     88. The Directors may entrust to and confer upon a Managing Director any of the  powers  exercisable  by them upon such terms and  conditions  and with such restrictions  as they  may  think  fit and  either  collaterally  with or to the exclusion of their own powers and may from time to time revoke,  withdraw, alter or vary all or any of such powers.

                                             PROCEEDINGS OF DIRECTORS

     89. Except as otherwise  provided by these  Articles,  the Directors  shall meet together for the despatch of business, convening,  adjourning and otherwise regulating  their meetings as they think fit.  Questions  arising at any meeting shall be decided by a majority of votes of the Directors and Alternate Directors present  at a  meeting  at which  there is a  quorum,  the vote of an  Alternate
Director not being counted if his appointor be present at such meeting.  In case of an equality of votes, the Chairman shall not have a second or casting vote.

     90.  A  Director  or  Alternate  Director  may,  and the  Secretary  on the
requisition  of a Director or  Alternate  Director  shall,  at any time summon a meeting of the  Directors  upon at least five clear  days'  notice in writing to every Director and Alternate Director,  which notice shall set forth the general nature  of the  business  to be  considered  unless  notice is waived by all the
Directors (or their Alternates)  either at, before or after the meeting is held, and  PROVIDED  FURTHER  THAT if notice is given in  person,  by cable,  telex or telecopy  the same shall be deemed to have been given on the day it is delivered to the Directors or  transmitting  organisation  and  confirmation of successful transmission  so received,  as the case may be. The  provisions of Article 45(2)
shall apply mutatis mutandis with respect to notices of meetings of Directors.

     91.  The  quorum  necessary  for the  transaction  of the  business  of the
Directors may be fixed by the Directors and unless so fixed shall be two.

     92.  The  continuing  Directors  or a  sole  continuing  Director  may  act notwithstanding  any vacancy in their number, but if and so long as their number is reduced  below the  number  fixed by or  pursuant  to these  Articles  as the necessary quorum,  the continuing  Directors or Director may act for the purpose of filling up vacancies in their  number,  or of summoning a general  meeting of the Company, but for no other purpose. If there be no Directors or Director able or willing to act,  then any  Shareholder  may summon a general  meeting for the purpose of appointing Directors.

     93. The  Directors  may elect a Chairman of their Board and  determine  the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the same,  the  Directors  present may choose one of their number to be Chairman of the meeting.

     94. The Directors may delegate any of their powers to committees consisting of such  member  or  members  of the  Board of  Directors  (including  Alternate
Directors in the absence of their  appointors)  as they think fit; any committee so formed  shall in the  exercise  of the  powers so  delegated  conform  to any regulations that may be imposed on it by the Directors.

     95. A committee may meet and adjourn as it thinks proper. Questions arising at any  meeting  shall be  determined  by a  majority  of  votes of the  members present,  and in the case of an equality of votes the Chairman  shall not have a second or casting vote.

     96. All acts done by any  meeting of the  Directors  or of a  committee  of
Directors including, in each case, any person acting as an Alternate Director in the  absence of his  appointor)  shall,  notwithstanding  that it be  afterwards discovered  that there was some  defect in the  appointment  of any  Director or
Alternate Director,  or that they or any of them were disqualified,  be as valid as if every such person had been duly  appointed  and qualified to be a Director or Alternate Director, as the case may be.

     97.  Members of the Board of  Directors  or of any  committee  thereof  may participate  in a  meeting  of the  Board  or of  such  committee  by  means  of conference telephone or similar  communications  equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall  constitute  presence in person at such meeting.  A resolution in writing (in one or more  counterparts),  signed by all the  Directors for the time being or all the members of a committee of Directors
(an Alternate  Director being entitled to sign such  resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee, as the case may be, duly convened and held.

     98.  (1) A  Director  may be  represented  at any  meeting  of the Board of
Directors  by a proxy  appointed  by him, in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

     (2) The  provisions of Articles  66-69 shall mutatis  mutandis apply to the appointment of proxies by Directors.

     99. The Directors shall cause minutes to be made of:

     (a) all appointments of officers made by the Directors;

     (b) the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

     (c) all  resolutions  and proceedings of all meetings of the Company and of the Directors and of committees of Directors.

     Any such minutes, if purporting to be signed by the Chairman of the meeting at which the  proceedings  took place, or by the Chairman of the next succeeding meeting, shall be evidence of their proceedings.

                                          VACATION OF OFFICE OF DIRECTOR

     100. The office of a Director shall be vacated:

     (a) If he gives notice in writing to the Company that he resigns the office of Director;

     (b) If he  absents  himself  (without  being  represented  by  proxy  or an
Alternate  Director  appointed  by him) from three  consecutive  meetings of the
Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

     (c) If he dies,  becomes  bankrupt or makes any  arrangement or composition with his creditors generally;

     (d) If he becomes of unsound mind; or

     (e) If he ceases to be a Director by virtue of, or becomes  prohibited from being a Director by reason of, an order made under any  provisions of any law or enactment.

                                       APPOINTMENT AND REMOVAL OF DIRECTORS

     101. The Company may by Extraordinary Resolution appoint any person to be a
Director and may in like manner remove any Director.

     102.  The  Directors  shall have power at any time and from time to time to appoint  any person to be a Director,  either to fill a casual  vacancy or as an addition to the  existing  Directors  but so that the total  amount of Directors
(exclusive of Alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

                                               PRESUMPTION OF ASSENT

     103. A Director  of the Company who is present at a meeting of the Board of
Directors  at which  action on any Company  matter is taken shall be presumed to have  assented to the action  taken  unless his dissent  shall be entered in the minutes of the  meeting or unless he shall file his  written  dissent  from such action  with the  person  acting as the  Secretary  of the  meeting  before  the adjournment  thereof or shall  forward  such dissent by  registered  mail to the
Secretary of the Company immediately after the adjournment of the meeting.  Such right to  dissent  shall  not  apply to a  Director  who voted in favour of such action.

                                                 BORROWING POWERS

     104.  The  Directors  may  exercise all the powers of the Company to borrow money (including the power to borrow for the purpose of redeeming shares) and to secure  such  borrowings  in  any  manner  and to  issue  debentures  and  other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

                                                     SECRETARY

     105. The Secretary may be appointed by the Directors.  Anything required or authorised  to be done by or to the  Secretary,  may, if the office is vacant or there is for any other reason no Secretary  capable of acting,  be done by or to any  Assistant  or  Deputy  Secretary  or if there  is no  Assistant  or  Deputy
Secretary  capable  of  acting,  by or to any  person  authorised  generally  or specially in that behalf by the Directors, PROVIDED THAT any provisions of these
Articles requiring or authorising a thing to be done by or to a Director and the
Secretary  shall not be  satisfied  by its being  done by or to the same  person acting both as Director and as, or in the place of, the Secretary.

     106. No person shall be appointed or hold office as Secretary who is:

     (a) the sole Director of the Company;

     (b) a  corporation  the sole  director of which is the sole Director of the
Company, or

     (c) the sole  director of a  corporation  which is the sole Director of the
Company.

                                                       SEAL

     107. The Seal shall only be used by the  authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument  to which the Seal has been affixed shall be signed by one person who shall be a Director, the Secretary or  Secretary-Treasurer  (if such officer has been appointed),  an officer or some other person who shall have been authorised by the Directors  for the purpose  PROVIDED THAT the Company may have for use in any place or places outside the Cayman Islands one or more duplicate  seals each of which  shall be a facsimile  of the Common  Seal of the  Company  and, if the
Directors so determine, with the addition on its face of the name of every place where it is to be used.  PROVIDED  FURTHER  THAT a Director,  Secretary or other officer or  representative  or attorney  may without  further  authority  of the
Directors affix the Seal of the Company over his signature alone to any document of the  Company  required to be  authenticated  by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

     108. No document or deed  otherwise  duly  executed and  delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of
the   delivery   of   the   deed   or   document   the   Director,    Secretary,
Secretary-Treasurer  or other officer or person who shall have executed the same and  affixed  the Seal  thereto,  as the case may be,  for and on  behalf of the
Company  shall  have  ceased to hold such  office or to hold such  authority  on behalf of the Company.

                                                     DIVIDENDS

     109. The Directors in their  discretion  may declare  dividends,  including interim dividends,  on the Participating  Shares of any class or series within a class.

     110.  All  dividends  declared  in  respect  of  Participating  Shares of a particular  class or series  shall be declared  payable to the  holders  thereof registered  as such on the record date  specified  by the  Directors at the time such  dividends  are  declared,  and shall be debited to the  relevant  Separate
Account.

     111. No dividend shall be declared or paid except out of the profits of the
Company,  realised  or  unrealised,  or out of the share  premium  account or as otherwise permitted by the Law.

     112. The Directors may deduct from the dividends payable to any Shareholder all such sums of money as may be due from him to the Company.

     113. Any dividend,  interest or other monies  payable in cash in respect of shares may be paid by cheque or warrant  sent  through the post  directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Shareholders or to such person and to such address as such holder or joint holders may in writing direct.

     114. Every such cheque or warrant shall be made payable to the order of the person  to  whom it is  sent.  Any one of two or more  joint  holders  may  give effectual receipts for any dividends, bonuses or other monies payable in respect of the  shares  held by them as joint  holders,  and the  Company  shall  not be responsible for any loss arising in respect of such transmission.

     115. No  dividend or other  distribution  shall bear  interest  against the
Company.

     116. The Directors may direct that any dividend be paid wholly or partly by the  distribution  of  specific  assets  and in  particular  of paid up  shares, debentures or debenture stock of any other company or in any one or more of such ways,  and where any  difficulty  arises  in  regard to such  distribution,  the
Directors may settle the same as they think  expedient and, in  particular,  may issue  fractional  certificates  and  fix the  value  for  distribution  of such specific  assets or any part thereof and may determine  that cash payments shall be made to any  Shareholders  upon the footing of the value so fixed in order to adjust the rights of all  Shareholders  and may vest any such specific assets in trustees as may seem expedient to the Directors.

     117. (1) The Directors  may resolve that it is desirable to capitalise  any part of the  amount  for the time  being  standing  to the  credit of any of the
Company's reserve accounts,  share premium account or capital redemption reserve account or to the credit of the  profit and loss  account or which is  otherwise available  for  distribution  and not  required  for payment of dividends on any shares with a preferential  right to dividends and accordingly  that such sum be set free for distribution  amongst the holders of Participating Shares who would have been  entitled  thereto if  distributed  by way of dividend and in the same proportion on condition  that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Shareholders,  respectively, or paying up in full unissued shares of the
Company  to be  allotted  and  distributed,  credited  as fully  paid up, to and amongst such Shareholders in the proportion aforesaid,  or partly in the one way and partly in the other.

     (2) Whenever  such a resolution  as aforesaid  shall have been passed,  the
Directors  shall  make all  appropriations  and  applications  of the  undivided profits  resolved to be  capitalised  thereby,  and all allotments and issues of fully paid shares,  if any, and generally  shall do all acts and things required to give effect thereto with full power to the Directors to make such  provisions as they think fit for the case of shares  becoming  distributable  in  fractions
(including  provisions whereby the benefit of fractional  entitlements accrue to the Company  rather than to the  Shareholders  concerned) and with full power to the Directors to authorise any person to enter on behalf of all the Shareholders entitled thereto into an agreement with the Company  providing for the allotment to them, respectively,  credited as fully paid up of any further shares to which they may be entitled upon such  capitalisation  or (as the case may require) for the payment up by the Company on their  behalf,  by the  application  thereto of their respective  proportions of the profits resolved to be capitalised,  of the amounts or any part of the amounts  remaining  unpaid on their existing  shares, and any agreement  made under such  authority  shall be effective and binding on all such Shareholders.

                                        SHARE PREMIUM AND RESERVE ACCOUNTS

     118. (1) The  Directors  shall  establish an account to be called the share premium  account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company.

     (2) The Directors may before  recommending  that any dividends be set aside out of the  profits of the Company  carry to the credit of any  reserve  account such sums as they think proper, which shall, at the discretion of the Directors, be  applicable  for any purpose to which the profits or reserves may be properly applied,  and pending  such  application  may at the like  discretion  either be employed  in the  business  of the  Company or be invested in such manner as the
Directors may from time to time think fit.

     (3) The Company shall at all times comply with the provisions of the Law in relation  to the  share  premium  account  and  the  premiums  attaching  to the
Participating Shares and in relation to redemption of the Participating Shares.

                                                 BOOKS OF ACCOUNT

     119.  The  Directors  shall cause  proper  books of account to be kept with respect to:

     (a) all sums of money  received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

     (b) all sales and purchases of goods by the Company; and

     (c) the assets and liabilities of the Company.

     Proper  books  shall  not be  deemed  to be kept if there are not kept such books of account as are  necessary  to give a true and fair view of the state of the Company's affairs and to explain its transactions.

     120. The Directors  shall from time to time  determine  whether and to what extent and at what times and places and under what conditions or regulations the accounts and books  (including the Register of  Shareholders)  of the Company or any of them shall be open to the inspection of Shareholders  not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account  or book or  document  of the  Company  except  as  conferred  by Law or authorised by the Directors or by the Company in general meeting.

     121.  The  Directors  may from time to time cause to be prepared  and to be laid before the Company in general  meeting  profit and loss  accounts,  balance sheets,  group  accounts (if any) and such other  reports and accounts as may be required by law or deemed appropriate by the Directors.

                                                       AUDIT

     122. The Company may at any Annual  General  Meeting  appoint an Auditor or
Auditors  of the Company  who shall hold  office  until the next Annual  General
Meeting and may fix his or their remuneration.

     123. The Directors may, before the first Annual General Meeting, appoint an
Auditor or Auditors of the Company who shall hold office  until the first Annual
General  Meeting  unless  previously  removed by an ordinary  resolution  of the
Shareholders in general meeting,  in which case the Shareholders at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of
Auditor  but while any such  vacancy  continues,  the  surviving  or  continuing
Auditor or Auditors,  if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

     124. Every Auditor of the Company shall have a right of access at all times to the books and  accounts  and vouchers of the Company and shall be entitled to require from the  Directors  and Officers of the Company  such  information  and explanation  as may be  necessary  for  the  performance  of the  duties  of the
Auditors.

     125.  Auditors shall,  at the next Annual General  Meeting  following their appointment  and at any other time during their term of office,  upon request of the Directors or any general meeting of the  Shareholders,  make a report on the accounts of the Company in general meeting during their tenure of office.

                                                      NOTICES

     126.  Notices  shall be in writing  and may be given by the  Company to any
Shareholder either personally or by sending such notice by courier, post, cable, telex  or  telecopy  to  him or to his  address  as  shown  in the  Register  of
Shareholders,  such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

     127. (1) Where a notice is sent by courier,  service of the notice shall be deemed to be effected by delivery of the notice to a courier company,  and shall be deemed to have been  received on the third  Business Day following the day on which the notice was  delivered to the courier.  Where a notice is sent by post, service of the notice  shall be deemed to be effected  by  properly  addressing, pre-paying and posting a letter containing the notice, and to have been effected at the  expiration  of 6 Business Days after the letter  containing  the same is posted as aforesaid.

     (2) Where a notice is sent by cable,  telex,  or  telecopy,  service of the notice shall be deemed to be effected by properly  addressing,  and sending such notice through a transmitting  organisation and to have been effected on the day the same is sent as  aforesaid  with  confirmation  of  successful  transmission received.

     128. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint  holder first named on the Register of
Shareholders in respect of the share.

     129.  A notice may be given by the  Company to the person or persons  which the Company has been advised are entitled to a share or shares in consequence of the death or  bankruptcy  of a  Shareholder  by sending  it through  the post as aforesaid in a pre-paid  letter  addressed  to them by name,  or by the title of representatives  of the  deceased,  or  trustee  of the  bankrupt,  by any  like description at the address  supplied for that purpose by the persons claiming to be so  entitled,  or at the  option of the  Company  by giving the notice in any manner in which the same might have been  given if the death or  bankruptcy  had not occurred.

     130.  Notice  of  every  general  meeting  shall  be  given  in any  manner hereinbefore authorised to:

     (a) every person shown as a holder of a Participating Share in the Register of Shareholders as of the record date for such meeting,  except that in the case of joint  holders the notice  shall be  sufficient  if given to the joint holder first named in the Register of Shareholders;

     (b) every person upon whom the ownership of a Participating  Share devolves by  reason  of his  being  a  legal  personal  representative  or a  trustee  in bankruptcy of a Shareholder  of record where the  Shareholder  of record but for his death or bankruptcy would be entitled to receive notice of the meeting;

     (c) each Director of the Company;

     (d) the Auditor;

     (e) the Administrator; and

     (f) such other person as the  Directors  shall at any time and from time to time determine.

     No other person shall be entitled to receive notices of general meetings.

                                                    WINDING-UP

     131.  If the  Company  shall be wound up, the  liquidator  shall  apply the assets of the Company in  satisfaction  of creditors'  claims in such manner and order as he  thinks  fit.  The  assets  available  for  distribution  among  the
Shareholders  shall then be applied in the payment to the holders of each series of Participating  Shares of any balance then remaining in the relevant  Separate
Account,  such payment  being made in proportion to the number of shares of that series held.

     132.  If the  Company  shall be wound  up,  the  liquidator  may,  with the sanction of a Special  Resolution of the Company and any other sanction required by law, divide amongst the  Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not),  and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried  out as  between  the  Shareholders  or  different  classes or series of
Shareholders.  The liquidator may, with the like sanction, vest the whole or any part of such  assets  in  trustees  upon  such  trusts  for the  benefit  of the contributories as the liquidator,  with the like sanction,  shall think fit, but so that no  Shareholder  shall  be  compelled  to  accept  any  shares  or other securities whereon there is any liability.

                                                     INDEMNITY

     133. Every  Director,  agent or officer of the Company shall be indemnified out of the assets of the  Company  against  any  liability  incurred by him as a result of any act or failure to act in  carrying  out his  functions  other than such liability (if any) that he may incur by his own fraud or wilful default. No such  Director,  agent or officer shall be liable to the Company for any loss or damage in carrying out his functions  unless that  liability  arises through the fraud or wilful default of such Director, agent or officer.

                                                    DISCLOSURE

     134. Any Auditor, Administrator,  Director or officer of the Company shall, if lawfully  required to do so under the laws of any  jurisdiction  to which the
Company is subject or in  compliance  with the rules of any stock  exchange upon which the Company's shares are listed or in accordance with any contract entered into by the Company,  be entitled to release or disclose any  information in his possession  regarding the affairs of the Company including,  without limitation, any  information  contained  in the  Register  of  Shareholders  of the  Company
relating to any Shareholder.

                                                    FISCAL YEAR

     135. The fiscal year of the Company shall begin on 1 April and shall end on
31  March of each  year,  unless  the  Directors  prescribe  some  other  period therefor.

                                               AMENDMENT OF ARTICLES

     136.  Subject to the Law, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

DATED this 30th day of May 2006.

M and C Corporate Services Limited
of PO Box 309GT, Ugland House
South Church Street, George Town,
Grand Cayman, Cayman Islands
acting by:

/s/ Christina Bodden
Christina Bodden

/s/ Sharon Williams
Sharon Williams

_____________________
Witness to the above signatures

     I, Joy A.  Rankine  Asst.  Registrar  of  Companies  in and for the  Cayman
Islands DO HEREBY  CERTIFY  that this is a true and correct copy of the Articles of Association of this Company duly incorporated on the 30th day of May 2006.

                                    /s/ Joy A. Rankine

                                    ASST. REGISTRAR OF COMPANIES